Exhibit 99.1

AMBICOM, INC.
___________________________________

FINANCIAL STATEMENTS

DECEMBER 31, 2008 AND 2007

AMBICOM, INC.
FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007

3600 Wilshire Blvd., Suite 1814 Los Angeles, CA 90010 T 213•387•6000 | F 213•387•2473 E mail@kimleecps.com	www.kimleecpas.com LOS ANGELES ORANGE COUNTY

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of Ambicom, Inc.

We have audited the accompanying balance sheets of Ambicom, Inc. as of December 31, 2008 and 2007, and the related statements of operations, shareholders’ equity and comprehensive income, and cash flows for the years then ended. Ambicom, Inc.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Ambicom, Inc. as of December 31, 2008 and 2007, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Kim and Lee Corporation

Los Angeles, California
September 28, 2009

AMBICOM, INC.
Balance Sheets
December 31, 2008 and 2007

ASSETS

	2008	2007

Current assets:
Cash and cash equivalents (Note 1)	$114,148	$45,034
Accounts receivable (Note 1)	429,379	767,689
Inventories (Note 1)	390,952	1,175,205
Other receivable	47	79,197
Prepaid expense	63,515	135,187
Total current assets	998,041	2,202,312

Net property and equipment (Notes 1 and 4)	11,345	150,819

Deposit	4,138	4,138

Total assets	$1,013,524	$2,357,269

See auditors’ report and accompanying notes to the financial statements.

AMBICOM, INC.
Balance Sheets
December 31, 2008 and 2007

LIABILITIES AND SHAREHOLDERS’ DEFICIT

	2008	2007

Current liabilities:
Accounts payable – trade	$20,331	$1,400,026
Accounts payable – other	31,310	66,633
Unearned revenue	135	73,059
Line of credit (Note 5)	139,000	436,200
Due to shareholders (Notes 3 and 6)	130,000	--
Notes payable, current (Note 6)	265,000	482,468
Total current liabilities	585,776	2,458,386

Long-term liability: Notes payable, net of current (Note 6)	310,000	170,000

Total liabilities	895,776	2,628,386

Commitments and contingencies (Note 9)

Shareholders’ equity (Note 2):

Convertible preferred stock, Series D, no par value - 3,658,536 shares authorized, 609,756 shares issued and outstanding	500,000	500,000
Convertible preferred stock, Series C, no par value - 4,200,000 shares authorized, 4,133,333 shares issued and outstanding	6,199,955	6,199,955
Convertible preferred stock, Series B, no par value - 1,964,668 shares authorized, 1,924,668 shares issued and outstanding	1,443,500	1,443,500
Convertible preferred stock, Series A, no par value - 5,334,643 shares authorized, 5,334,643 shares issued and outstanding	2,400,592	2,400,592
Common stock, no par value - 40,000,000 shares authorized, 3,373,833 shares issued and outstanding	35,850	35,850
Additional paid-in capital	12,817	7,034
Other comprehensive income	--	1
Accumulated deficit	(10,474,966)	(10,858,049)
Total shareholders’ equity (deficit)	117,748	(271,117)

Total liabilities and shareholders’ deficit	$1,013,524	$2,357,269

See auditors’ report and accompanying notes to the financial statements.

AMBICOM, INC.
Statements of Operations
For the Years Ended December 31, 2008 and 2007

	2008	2007

Sales (Note 1)	$2,884,351	$3,933,769

Cost of goods sold (Note 1)	1,922,243	2,308,170

Gross profits	962,108	1,625,599

Selling, general and administrative expenses	1,325,369	1,249,253

Income (Loss) from operations	(363,261)	376,346

Other income (expense):
Gain on settlement (Note 3)	843,572	--
Service income	8,980	9,740
Net other expense	(77,743)	(21,496)
Net interest expense	(27,665)	(25,051)
Net other income (expense)	747,144	(36,807)

Income before income taxes	383,883	339,539

Income taxes (Notes 1 and 7)	800	800

Net income	383,083	338,739

Other comprehensive loss:
Foreign currency translation adjustment	(1)	(12)

Total comprehensive income	$383,082	$338,727

See auditors’ report and accompanying notes to the financial statements.

AMBICOM, INC.
Statement of Equity and Comprehensive Income
For the Years Ended December 31, 2008 and 2007

	For the years ended
	December 31, 2008		December 31, 2007
	Shares	Amount	Shares	Amount

Preferred stock Series D:
Balance at beginning of year	609,756	$500,000	609,756	$500,000
Balance at end of year	609,756	$500,000	609,756	$500,000

Preferred stock Series C:
Balance at beginning of year	4,133,333	$6,199,955	4,133,333	$6,199,955
Balance at end of year	4,133,333	$6,199,955	4,133,333	$6,199,955

Preferred stock Series B:
Balance at beginning of year	1,924,668	$1,443,500	1,924,668	$1,443,500
Balance at end of year	1,924,668	$1,443,500	1,924,668	$1,443,500

Preferred stock Series A:
Balance at beginning of year	5,334,643	$2,400,592	5,334,643	$2,400,592
Balance at end of year	5,334,643	$2,400,592	5,334,643	$2,400,592

Common stock
Balance at beginning of year	3,373,833	$35,850	3,373,833	$35,850
Balance at end of year	3,373,833	$35,850	3,373,833	$35,850

Additional paid-in capital
Balance at beginning of year		$7,034		$--
Stock-based compensation		5,783		7,034
Balance at end of year		$12,817		$7,034

Accumulated deficit:
Balance at beginning of year		$(10,858,049)		$(11,196,788)
Net income		383,083		338,739
Balance at end of year		$(10,474,966)		$(10,858,049)

Accumulated other comprehensive income (loss):
Balance at beginning of year		$1		$13
Foreign currency translation adjustment		(1)		(12)
Balance at end of year		$--		$1

See auditors’ report and accompanying notes to the financial statements.

AMBICOM, INC.
Statements of Cash Flows
For the Years Ended December 31, 2008 and 2007

	2008	2007
Cash flows from operating activities:

Net income	$383,083	$338,739

Adjustments to reconcile net income to net cash used in operating activities:

Bad debt	--	12,453
Depreciation and amortization	140,140	3,638
Stock-based compensation	5,783	7,034

Decrease / (Increase) in operating assets:
Accounts receivable	338,310	(459,226)
Inventory	784,253	(656,637)
Other receivable	79,150	(68,378)
Prepaid expense	71,672	25,858

Increase / (Decrease) in operating liabilities:
Accounts payable - trade	(1,379,695)	180,850
Accrued payable - other	(35,323)	37,039
Unearned revenue	(72,924)	73,059

Net cash provided by (used in) operating activities	314,449	(505,571)

Cash flows from investing activities:
Due to shareholders	130,000	--
Capital expenditures	(667)	(741)

Net cash used in investing activities	129,333	(741)

Cash flows from financing activities:
Proceeds from (Payments on) line of credit	(297,200)	436,200
Payments on notes payable	(77,468)	(22,532)

Net cash provided by (used in) financing activities	(374,668)	413,668

Net increase (decrease) in cash and cash equivalents	69,114	(92,644)

Cash and cash equivalents, beginning of year	45,034	137,599
Effects of foreign currency translation	--	79

Cash and cash equivalents, end of year	$114,148	$45,034

Supplemental information:

Cash paid during the years for:
Income taxes	$1,251	$800
Interest	$27,675	$53,942

See auditors’ report and accompanying notes to the financial statements.

AMBICOM, INC.
Notes to Financial Statements
December 31, 2008 and 2007

Note 1 - Summary of Significant Accounting Policies

The summary of significant accounting policies of Ambicom, Inc. (the “Company”), is presented to assist in understanding the Company’s financial statements. The financial statements and notes are representations of the Company’s management, who is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

a)
Description of Business - Ambicom, Inc., is a leading designer and developer of wireless technologies which emphasize wireless medical and other wireless products. Ambicom, Inc., was formed in 1997, headquartered in San Jose CA, and has a branch operation in Taiwan.

b)
Segment Information - The Company follows SFAS No. 131, “Disclosures about Segments of an Enterprise and Related Information.” SFAS No. 131 requires that a company report financial and descriptive information about its reportable operating segments. Operating segments are components of an enterprise for which separate financial information is available and is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. The Company’s chief operating decision maker currently evaluates the Company’s operations from a number of different operational perspectives including but not limited to a client by client basis. The Company respectively derives all significant revenues from single reportable operating segment of business. Accordingly, the Company does not report more than one segment; nevertheless, management evaluates, at least annually, whether the Company continues to have one single reportable segment.

c)
Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates, and the differences may be material to the financial statements. Estimates are used primarily in determining the depreciable lives of fixed assets, inventory valuation and warranty liability. In addition, estimates form the basis for the reserves for sales allowances, accounts receivable and inventory. Various assumptions go into the determination of these estimates. The process of determining significant estimates requires consideration of factors such as historical experience and current and expected economic conditions.

d)
Cash and Cash Equivalents - The Company considers all highly liquid investments and time deposits with original maturities of three months or less when purchased to be cash equivalents. All cash and cash equivalents are maintained with nationally recognized financial institutions.

e)
Allowance for Doubtful Accounts - An allowance for doubtful accounts is computed based on the Company’s historical experience and management’s analysis of possible bad debts. As of December 31, 2008 and 2007, accounts receivable are shown net of an allowance for doubtful accounts of $11,831 and $12,453, respectively.

f)
Inventories - Inventories are stated at the lower of cost or market on an average basis. Inventory reserves are recorded for damaged, obsolete, excess and slow-moving inventory. Market value of inventory is estimated based on the impact of market trends, an evaluation of economic conditions and the value of current orders relating to the future sales of this type of inventory.

g)
Property and Equipment - Property and equipment are stated at cost. Depreciation is calculated using the straight-line method over the following estimated useful lives of the assets: furniture and fixtures –seven years; machinery and equipment –five years; software – five years. Major additions and betterments are capitalized and repairs and maintenance are charged to operations in the period incurred.

AMBICOM, INC.
Notes to Financial Statements
December 31, 2008 and 2007

h)
Income Taxes - The Company accounts for income taxes pursuant to the FASB issued Interpretation No. 48, "Accounting for Uncertainty in Income Taxes", (“FIN 48”). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in the Company’s financial statements in accordance with SFAS No. 109.

The calculation of the Company's tax provision involves the application of complex tax rules and regulations within multiple jurisdictions. The Company's tax liabilities include estimates for all income-related taxes that the Company believes are probable and that can be reasonably estimated. To the extent that the Company’s estimates are understated, additional charges to the provision for income taxes would be recorded in the period in which the Company determines such understatement. If the Company's income tax estimates are overstated, income tax benefits will be recognized when realized.

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment. FIN 48 prescribes a recognition threshold and measurement attributes for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.

i)
Revenue Recognition - Sales are recognized when persuasive evidence of an arrangement exists, product delivery has occurred, pricing is fixed or determinable and collection is reasonably assured. The Company analyzes sales returns in accordance with SFAS No. 48 “Revenue Recognition When Right of Return Exists”. The Company is able to make reasonable and reliable estimates of product returns for sales based on the Company’s past history. Sales, provisions for estimated sales returns and the cost of products sold are recorded at the time title transfers to customers. Actual product returns are charged against estimated sales return allowances.

j)	Shipping and Handling Costs – Shipping and handling costs are included in cost of sales.

k)	Research and Development Costs - Research and development costs are expensed as incurred.

l)
Royalty Expense – The Company enters into license agreements from time to time that allow it to use certain trademarks and trade names on certain of its products. These agreements require the Company to pay royalties, generally based on the sales of such products, and may require guaranteed minimum royalties, a portion of which may be paid in advance. The Company’s accounting policy is to match royalty expense with revenue by recording royalties at the time of sale at the greater of the contractual rate or an effective rate calculated based on the guaranteed minimum royalty and its estimate of sales during the contract period. If a portion of the guaranteed minimum royalty is determined not to be recoverable, the unrecoverable portion is charged to expense at that time.

Royalty expense for each of the years ended December 31, 2008 and 2007 were $0 and $236, respectively.

m)
Stock-Based Compensation - The Company adopted SFAS No. 123R “Share-Based Payment”. As permitted, the Company elected to adopt disclosure-only provisions of SFAS No. 123R and SFAS No. 148 “Accounting for Stock-Based Compensation – Transition and Disclosure – An Amendment of FASB Statement No. 123”. Under the provisions of SFAS 123R, compensation expense is recognized based on the fair value of options on the grant date.

AMBICOM, INC.
Notes to Financial Statements
December 31, 2008 and 2007

n)
Fair Value of Financial Instruments - FASB Statement No. 157, “Fair Value Measurements”, requires disclosure of the level within the fair value hierarchy in which fair value measurements in their entirety fall, segregating fair value measurements using quoted prices in active markets for identical assets or liabilities (Level 1), significant other observable inputs (Level 2), and significant unobservable inputs (Level 3). The Company's financial instruments consist of cash and cash equivalents, short-term trade receivables and payables. The carrying values of cash and cash equivalents and short-term trade receivables and payables approximate fair value due to their short-term nature.

o)
Translation of Foreign Currency - The Company accounts for its foreign operations in accordance with SFAS No. 52, “Foreign Currency Translation”. For the branch, non-monetary balance sheet items and related income statements items are translated at historical exchange rates, while monetary balance sheet items are translated at current exchange rates. Remaining income statement items, other than monetary, are translated at the weighted average exchange rate during the year. Deferred taxes are not provided on translation gains and losses where the Company expects earnings of a foreign branch to be permanently reinvested.

p)
Concentration - Financial instruments which potentially subject the Company to concentrations of credit risk are primarily accounts receivable. The Company performs ongoing credit evaluations of its customers’ financial condition. If the collection of the receivable becomes doubtful, the Company establishes a reserve in an amount determined appropriate for the perceived risk.

The Company maintains its cash accounts at commercial banks. From time to time, cash balances maintained in such banks may exceed the insured amount by the Federal Deposit Insurance Corporation (FDIC). As of December 31, 2008 and 2007, the management does not believe they are exposed to any significant risk on their cash balances.

The Company’s products are primarily sold to global medical device companies. These customers can be significantly affected by changes in economic, competitive or other factors. The Company makes substantial sales to a relatively few, large customers, where company is seeking to capture more business from other targeted medical device companies.

One customer accounted for 47.4% of accounts receivable as of December 31, 2008, while two customers accounted for 62.4% of accounts receivable as of December 31, 2007. One customer accounted for 57.3% and 50.6% of the revenues for the years ended December 31, 2008 and 2007, respectively.

Two vendors accounted for 67.6% of accounts payable as of December 31, 2007. One vendor accounted for 84.6% and 80.2% of the purchases for the years ended December 31, 2008 and 2007, respectively.

q)
Reclassification - Certain accounts were reclassified from the prior year. The purpose of the reclassification is to give a more accurate representation of the Company’s operation. The reclassifications did not effect the representation of the Company’s overall performance.

AMBICOM, INC.
Notes to Financial Statements
December 31, 2008 and 2007

r)
Recent Accounting Pronouncements – In September 2007, the FASB issued Statement of Financial Accounting Standard No. 157, Fair Value Measurements (“SFAS 157”) which defines fair value, establishes guidelines for measuring fair value and expands disclosures regarding fair value measurements. SFAS 157 does not require any new fair value measurements but rather eliminates inconsistencies in guidance found in various prior accounting pronouncements. SFAS 157 is effective for fiscal years beginning after November 15, 2008. The adoption of SFAS 157 is not expected to have a material impact on the Company’s financial position, results of operations or cash flows.

In February 2008, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities (“SFAS 159”). SFAS 159 permits entities to choose to measure many financial instruments and certain other items at fair value. Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings. The adoption of SFAS 159 is not expected to have a material impact on the Company’s financial position, results of operations or cash flows.

In December 2008, the FASB issued SFAS No. 141 (revised 2008), Business Combinations (“SFAS 141R”). SFAS 141R replaces SFAS No. 141, Business Combinations and changes how business acquisitions are accounted. SFAS 141R requires the acquiring entity in a business combination to recognize all (and only) the assets acquired and liabilities assumed in the transaction and establishes the acquisition-date fair value as the measurement objective for all assets acquired and liabilities assumed in a business combination. Certain provisions of this standard will, among other things, impact the determination of acquisition-date fair value of consideration paid in a business combination (including contingent consideration); exclude transaction costs from acquisition accounting; and change accounting practices for acquired contingencies, acquisition-related restructuring costs, in-process research and development, indemnification assets, and tax benefits. Most of the provisions of SFAS 141R apply prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. The adoption of SFAS 141R is not expected to have a material impact on the Company’s financial position, results of operations or cash flows.

In December 2008, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB No. 51 (“SFAS 160”). SFAS 160, amends the accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. Under SFAS 160, the noncontrolling interest in a subsidiary is reported as equity in the parent company’s consolidated financial statements. SFAS 160 also requires that the parent company’s consolidated statement of operations include both the parent and noncontrolling interest share of the subsidiary’s statement of operations. Formerly, the noncontrolling interest share was shown as a reduction of income on the parent’s consolidated statement of operations. SFAS 160 is effective for fiscal years, and interim periods within those years, beginning on or after December 15, 2008. SFAS 160 is to be applied prospectively as of the beginning of the fiscal year in which this statement is initially applied; however, presentation and disclosure requirements shall be applied retrospectively for all periods presented.

Note 2 – Liquidity and Shareholders’ Equity

Continued Operating Losses

The Company had accumulated deficit of $10,474,966 and $10,858,049 as of December 31, 2008 and 2007, respectively.

Preferred Stock

The Company has 4 series of preferred stock issued and outstanding at December 31, 2008 and 2007, respectively.

AMBICOM, INC.
Notes to Financial Statements
December 31, 2008 and 2007

Holders of the preferred stock are entitled to the following non-cumulative quarterly dividend upon declaration by the Board of Directors:

-	$0.036 per share per annum on each outstanding share of Series A
-	$0.060 per share per annum on each outstanding share of Series B
-	$0.120 per share per annum on each outstanding share of Series C
-	$0.066 per share per annum on each outstanding share of Series D

Preferred stock is entitled to the following liquidation preference over common stock plus any declared but unpaid dividend thereon:

-	$0.45 per outstanding share of Series A
-	$0.75 per outstanding share of Series B
-	$1.50 per outstanding share of Series C
-	$0.82 per outstanding share of Series D

Preferred stock is convertible into common shares under the following conversion rate, subject to anti-dilution protection:

-	$0.45 over conversion price for each share of Series A
-	$0.75 over conversion price for each share of Series B
-	$1.50 over conversion price for each share of Series C
-	$0.82 over conversion price for each share of Series D

Additionally the preferred stock has the following provisions:

1.	Each share of preferred stock has voting right equal to its equivalent common stock.

2.
Preferred stock is subject to mandatory conversion provisions if the Company consummates a qualified public offering, defined as an offering resulting in at least $10,000,000 of gross proceeds to the Company and with a per share issuance sales price of at least $5.00, subject to appropriate adjustment.

Common Stock

At December 31, 2008 and 2007, 3,373,833 shares of common stock, no par value, were issued and outstanding.

Stock Options

The Company’s 1997 Stock Option Plan (the “Plan”) permits the Company to grant shares of common stock to employees and consultants of the Company under various stock awards, including incentive stock options. Under the plan, the Company may grant up to 2,360,167 options. The Plan is administered by the Board of Directors, which determines the eligible persons to participate in the Plan, number of shares for which options will be granted, the effective dates of the grants, the option price, and the vesting schedules.

In the absence of an established market for the common stock of the Company, the Board of Directors determines the fair market value of the Company’s common stock and the option price is subject to limitations. The term of each option is limited to no more than ten years from the date of grant thereof. In the case of an incentive stock option granted to an optionee who, at the time the option is granted, owns stock representing more than 10% of the voting power of all classes of stock of the Company, the term of the option is limited to no more than five years from the date of grant. Awards granted under the Plan may be immediately exercisable, subject to a right of repurchase by the Company at the original exercise price for all unvested shares at the termination of service. At December 31, 2008, there were 2,012,666 shares granted and outstanding under the Plan. At December 31, 2007, there were 1,892,666 shares granted and outstanding under the Plan.

AMBICOM, INC.
Notes to Financial Statements
December 31, 2008 and 2007

In December 2004, the FASB issued SFAS No. 123 (revised 2004), “Share-Based Payment (SFAS 123R)”, which replaces SFAS 123 and supersedes APB 25. SFAS 123R requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair values. Under SFAS 123R, the Company is required to measure the cost of employee services received in exchange for stock options and similar awards based on the grant-date fair value of the award and recognize this cost in the income statement over the period during which an employee is required to provide services in exchange for the reward. Under this method, the Company recognizes compensation cost, on a prospective basis, for the portion of outstanding awards for which the requisite service has not yet been rendered as of January 1, 2007 and any new grants, based upon the grant-date fair value of those awards. Accordingly, prior period amounts have not been restated.

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions for grants in 2008 and 2007 respectively: risk-free interest rate of 2.8% and 4.6%; volatility of 70% and 50%; expected life of 2.4 years; and, all option grants without payment of dividends. In 2008, based on the fair value of stock options vested in 2008, the Company recognized compensation expense of $5,783 . In 2007, based on the fair value of stock options vested in 2007, the Company recognized compensation expense of $7,034.

The following table summarizes the stock option activity during 2008 and 2007:

	Shares	Weighted Average Exercise Price
Outstanding at January 1, 2007	1,583,666	$0.08

Granted	309,000	0.06
Forfeited	--	--
Cancelled	--	--

Outstanding at December 31, 2007	1,892,666	0.08

Granted	120,000	0.06
Forfeited	--	--
Cancelled	--	--

Outstanding at December 31, 2008	2,012,666	$0.08

AMBICOM, INC.
Notes to Financial Statements
December 31, 2008 and 2007

Note 3 – Related Party Transactions and Gain on Settlement

Shareholder
The Company borrows money from shareholders when operating capital is needed. Notes payable to shareholders were as follows as of December 31, 2008:

Note payable to a shareholder, bearing interest at 10% per annum. The principal and interest is due in March 2009.	$100,000

Note payable to a shareholder, bearing interest at 10% per annum. The principal and interest is due in January 2009.	30,000

Total	$130,000

Litigation settlement
The Company had an ongoing litigation over accounts receivable and payables with Ambeon Corporation, a related party by virtue of common ownership, from 2004. The dispute was settled in favor of the Company under the Shih Lin District Court of Taiwan on August 20, 2008. The Company agreed to pay a sum of $560,000 and the minimum payments due under the settlement are as follows:

Year ending December 31:
2008	$90,000
2009	160,000
2010	130,000
2011	90,000
2012 and thereafter	90,000

Total	$560,000

As a result of the settlement, the disputed payable balances were decreased in favor of the Company and settlement income of $843,572 was realized in year 2008.

Note 4 – Property and Equipment

Property and equipment consist of the following components at December 31:

	2008	2007
Furniture and fixture	$13,658	$21,875
Machinery and equipment	20,373	102,025
Software	357,221	359,632
	391,252	483,532

Accumulated depreciation	(379,907)	(332,713)

Property and equipment, net	$11,345	$150,819

AMBICOM, INC.
Notes to Financial Statements
December 31, 2008 and 2007

Depreciation expense for the years ended December 31, 2008 and 2007 were $140,140 and $3,638, respectively.

Note 5 – Line of Credit

The Company has an $800,000 line of credit with a bank that matures on March 26, 2009. Borrowings outstanding from this credit line were $139,000 and $436,200 as of December 31, 2008 and 2007 and bear interest at the bank’s prime rate plus 0.75%. This line of credit is collateralized by substantially all of the Company’s assets and is guaranteed by the shareholder.

The Company incurred interest expense of $12,964 and $25,723 during the years ended December 31, 2008 and 2007 on this line of credit, respectively. The loan agreement includes requirements for certain level of financial ratios.

Note 6 - Notes Payable

Notes payable consist of the following at December 31:

	2008	2007
Note payable to Ambeon Corporation, a related party by virtue of common ownership, bearing interest at 5% per annum. The principal and interest was due in 2003 but was disputed until settlement in August 2008.	$470,000	$482,468

Note payable to a shareholder, bearing interest at 10% per annum. The principal and interest is due in March 2009.	100,000	--

Note payable to a shareholder, bearing interest at 10% per annum. The principal and interest is due in January 2009.	30,000	--

Note payable to an employee, bearing interest at 10% per annum. The principal and interest is due in September 2009.	105,000	170,000

Total notes payable	705,000	652,468

Current portion	(395,000)	(482,468)

Total long-term notes payable	$310,000	$170,000

AMBICOM, INC.
Notes to Financial Statements
December 31, 2008 and 2007

Note 7 – Deferred Income Taxes

The components of the Company’s deferred tax assets and liabilities at December 31, 2008 and 2007 are as follows:

	2008	2007
Deferred tax assets
Net operating loss carryforwards	$3,855,949	$4,073,474
Valuation allowance	(3,855,949)	(4,073,474)

Deferred tax assets, net	$--	$--

At December 31, 2008, the Company has recorded a valuation allowance against the net deferred tax assets due to uncertainty of the amount and timing of future taxable income. The Company has net operating loss carryforwards of approximately $9,638,997 and $10,146,758 for federal income tax purposes as of December 31, 2008 and 2007, which will begin to expire in 2017. Also, the Company has net operating loss carryforwards of approximately $6,319,914 and $7,418,000 for California income tax purpose as of December 31, 2008 and 2007, which will begin to expire in 2013.

Note 8 - Warranty Payable and Expense

Warranty reserves are established to reflect the Company’s contractual liabilities relating to warranty commitments to customers. Warranty coverage of various lengths and terms is provided to customers depending on standard offerings. Estimated warranty liabilities are based upon past experience with similar types of products, the technological complexity of certain products, replacement costs and other factors.

Total warranty expenses for the years ended December 31, 2008 and 2007, were $398 and $933, respectively.

Note 9 – Commitments and Contingencies

The Company leases its office and warehouse. The maturity date for the lease is January 2011. The minimum rental commitments under the lease are as follows:

Year ending December 31:

2009	$57,750
2010	59,550
2011	5,100

Total	$122,400

The rent expense for the years ended December 31, 2008 and 2007 was $90,050 and $58,394, respectively.

AMBICOM, INC.
Notes to Financial Statements
December 31, 2008 and 2007

Note 10 – Subsequent Events

Amendment of articles of incorporation
On May 15, 2009, the Company amended and revised its articles of incorporation as follows:

In the event of liquidation, common stock shareholders shall be entitled to receive remaining assets of the Company after distribution is made according to liquidation preference of holders of Series A, B, C and D.

In the event an acquisition consideration is received by the Company in form other than cash, value will be determined as one of the following:

-	If traded on a securities exchange, the value shall be deemed to be the average of the closing prices of the securities over the thirty –day period ending 3 days prior to the closing.
-
If actively traded over the counter, the value shall be deemed to be the average of the closing bid or sales price, whichever is applicable, over the thirty-day period ending 4 days prior to the closing.

-	If there is no active public market, the value will be mutually determined by the Board of Directors of the Company.

Preferred stock is entitled to the following liquidation preference over common stock:

-	$0.45 per outstanding share of Series A
-	$0.75 per outstanding share of Series B
-	$1.50 per outstanding share of Series C
-	$0.82 per outstanding share of Series D

If the consideration received is insufficient permit full allocation of preferential amounts, then distribution shall be made ratably among the holders of Series A, B, C and D.

Acquisition by Ambicom Acquisition Corp.
On May 29, 2009, Ambicom Acquisition Corp. (the “AAC”) acquired all the shares of the Company under the following terms:

Preferred shareholders of the Company to receive the $2,600,000 AAC Preferred Stock Acquisition Consideration, which is convertible into common shares of AAC beginning one year after the date of issuance of the public company shares and for two years thereafter at the average of the market price for the thirty day period preceding the conversion. If not converted, the AAC Preferred Stock Acquisition Consideration shall yield a 5% dividend and be paid in arrears at the end of the sixth year. The Preferred Stock or common share issued by conversion thereof, may not be sold for a period of two years from the date of the initial issuance of the Preferred Stock.

Common shareholders of the Company to receive the AAC Warrants Acquisition Consideration to purchase 500,000 common shares of AAC at an exercise price of $2.00 per share. The AAC Warrants Acquisition Consideration can be exchanged for the public company warrants, with the 12 month warrant exercise period to begin upon issuance of the public company warrants. Key officers of the Company shall be issued the AAC Options subject to agreed performance criteria over the first two years after the closing date.

AMBICOM ACQUISITION CORP.
______________________________________________________

INTERIM FINANCIAL STATEMENTS

SEPTEMBER 30, 2009

(UNAUDITED)

AMBICOM ACQUISITION CORP.
INTERIM BALANCE SHEETS
(Unaudited)

ASSETS

	September 30, 2009	December 31, 2008
Current assets:
Cash and cash equivalents	$35,550	$114,148
Accounts receivable, net	327,070	429,379
Inventories	151,246	390,952
Other receivable	27,723	47
Prepaid and other current assets	37,429	63,515

Total current assets	579,018	998,041

Property, plant and equipment, net	10,975	11,345

Deposit	4,138	4,138

Total assets	$594,131	$1,013,524

See accompanying notes to financial statements.

2

AMBICOM ACQUISITION CORP.
INTERIM BALANCE SHEETS
(Unaudited)

LIABILITIES AND STOCKHOLDERS’ EQUITY

	September 30, 2009	December 31, 2008
Current liabilities:
Accounts payable	$29,901	$20,331
Other payable	54,338	31,445
Line of credit	50,000	139,000
Due to shareholders	30,000	130,000
Notes payable, current	245,000	265,000

Total current liabilities	409,239	585,776

Long-term liabilities: Notes payable, net of current	230,000	310,000

Total liabilities	639,239	895,776

Commitments and contingencies

Stockholders' equity:
Convertible preferred stock, Series D	--	500,000
Convertible preferred stock, Series C	--	6,199,955
Convertible preferred stock, Series B	--	1,443,500
Convertible preferred stock, Series A	7,050	2,400,592
Common stock	20,000	35,850
Additional paid-in capital	10,592,714	12,817
Accumulated deficit	(10,664,872)	(10,474,966)

Total stockholders’ equity (deficit)	(45,108)	117,748

Total liabilities and stockholders' equity	$594,131	$1,013,524

See accompanying notes to financial statements.

3

AMBICOM ACQUISITION CORP.
INTERIM STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(Unaudited)

	Three Months Ended September 30, 2009	Three Months Ended September 30, 2008	Nine Months Ended September 30, 2009	Nine Months Ended September 30, 2008

Revenue	$576,461	$719,787	$1,451,334	$2,235,812

Cost of revenue	309,235	438,581	791,364	1,788,166

Gross profits	267,226	281,206	659,970	447,646

Operating expenses:
General and administrative expenses	227,994	311,169	833,692	873,699
Depreciation and amortization	636	35,035	2,180	105,105
	228,630	346,204	835,872	978,804

Income (Loss) from operations	38,596	(64,998)	(175,902)	(531,158)

Other income (expenses):
Gain on settlement	--	843,572	--	843,572
Service income	1,331	1,801	5,039	5,930
Net other income (expense)	5,009	26,720	(3,556)	161,732
Net interest expenses	(2,789)	(4,867)	(14,687)	(21,471)
	3,551	867,226	(13,204)	989,763

Income (Loss) before income taxes	42,147	802,228	(189,106)	458,605

Income tax expense	--	--	800	800

Net income (loss)	42,147	802,228	(189,906)	457,805

Other comprehensive income (loss):
Foreign currency translation adjustments	--	--	--	(1)

Total comprehensive income (loss)	$42,147	$802,228	$(189,906)	$457,804

See accompanying notes to financial statements.

4

AMBICOM ACQUISITION CORP.
INTERIM STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended September 30,
	2009	2008

Cash flows from operating activities:
Net income (loss)	$(189,906)	$457,805
Adjustments to reconcile net loss to net cash
Provided by operating activities:
Depreciation	2,180	105,105
Stock compensation expense	--	5,783
(Increase) decrease in assets:
Accounts receivable	102,309	354,907
Other receivable	(626)	79,197
Inventory	239,706	527,132
Prepaid expenses and other assets	26,086	6,996
Increase (decrease) in liabilities:
Accounts payable	9,570	(1,303,089)
Other payable	22,893	(37,653)
Deferred revenue	--	(72,924)

Cash provided by operating activities	212,212	123,259

(Continued)

See accompanying notes to financial statements.

5

AMBICOM ACQUISITION CORP.
INTERIM STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended September 30,
	2009	2008

Cash flows from investing activities:
Acquisition of property and equipment	(1,810)	(656)

Cash used in investing activities	(1,810)	(656)

Cash flows from financing activities:
Payments on line of credit	(89,000)	(218,200)
Proceeds from short and long-term notes	--	97,532
Principal payments of notes payable	(200,000)	(--)

Cash used in financing activities	(289,000)	(120,668)

Net increase (decrease) in cash and cash equivalent	(78,598)	1,935

Effect of foreign currency translation	--	(1)

Cash and cash equivalent - beginning of period	114,148	45,034

Cash and cash equivalent - end of period	$35,550	$46,968

Supplemental Disclosure of Cash Flows Information:
Cash paid for interest	$9,177	$21,922
Cash paid for income taxes	$800	$800

See accompanying notes to financial statements.

6

AMBICOM ACQUISITION CORP.
NOTES TO INTERIM FINANCIAL STATEMENTS
(Unaudited)

Note 1 – Organization and Nature of the Business

Ambicom Acquisition Corp. (“AAC) was formed under the laws of Nevada in 2008 for the purpose of becoming a public company through a reverse-merger or otherwise.

Ambicom, Inc. (“Ambicom”) is a designer and developer of wireless technologies which emphasize wireless medical and other wireless products.  Ambicom, Inc., was formed in 1997 as a California corporation, headquartered in San Jose CA, and has a branch operation in Taiwan.

On May 29, 2009, Ambicom Acquisition Corp. (“AAC”) acquired Ambicom by a share purchase. Under this transaction, AAC acquired 100% of the outstanding shares of Ambicom by issuing to the Ambicom’s shareholders rights of AAC stock or stock warrants which are exercisable when AAC becomes a public company.  The details of the purchase are as follows:

Preferred shareholders of Ambicom received AAC Preferred Stock Acquisition Consideration of $2,600,000, which is convertible into common shares of AAC beginning one year after the date of issuance of the public company shares and within two years thereafter at the average of the market price for the thirty day period preceding the conversion.  If not converted, the Stock Acquisition Consideration will receive 5% dividends which will be paid in arrears at the end of the sixth year.  The shares received by the conversion thereof may not be sold for a period of two years from the date of the initial issuance of the Preferred Stock.

Common shareholders of Ambicom received AAC Warrants Acquisition Consideration to purchase 500,000 common shares of AAC at an exercise price of $2.00 per share.  The Warrants Acquisition Consideration is a right to receive public company warrants with a twelve-month warrant exercise period which begins upon issuance of the public company warrants.

All outstanding shares of stock options for Ambicom were cancelled.

The Company has sustained recurring losses and reported net loss of $189,906 for the period ended September 30, 2009, and working capital deficiency of $42,508 as of September 30, 2009.  The company’s accumulated deficits aggregated $10,664,872 as of September 30, 2009.

Note 2 – Summary of Significant Accounting Policies:

The following summary of significant accounting policies of the Company is presented to assist in understanding the Company’s financial statements.  The financial statements and notes are representations of the Company’s management, who is responsible for their integrity and objectivity.  These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

In management’s opinion, the accompanying unaudited financial statements contain all adjustments necessary to state fairly the financial information included herein.

The Company has evaluated subsequent events through December 16, 2009, the date the financial statements were issued.

7

AMBICOM ACQUISITION CORP.
NOTES TO INTERIM FINANCIAL STATEMENTS
(Unaudited)

Foreign Currency Translation

The functional currency of the Company's Taiwan branch is the local currency, and all assets and liabilities are translated into U.S. dollars, using the exchange rate on the consolidated balance sheet date, and revenues and expenses are translated at average rates prevailing during the period.  Accounts and transactions denominated in foreign currencies have been re-measured into functional currencies before translated into U.S. dollars.  Foreign currency transaction gains and losses are included as a component of other income and expense.  Gains and losses from foreign currency translation are included as a separate component of comprehensive income.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. These estimates are often based on complex judgments and assumptions that management believes to be reasonable but are inherently uncertain and unpredictable.  Actual results may differ materially from these estimates.  In addition, any changes in these estimates or their related assumptions could have a materially adverse effect on the Company's operating results.

Revenue Recognition

Revenues from sales of products are recognized upon shipment or delivery and acceptance of products by customers, when pervasive evidence of a sales arrangement exists, the price is fixed or determinable, the title has transferred and collection of resulting receivables is reasonably assured.

The Company is able to make reasonable and reliable estimates of product returns for sales based on the Company’s past history. Sales, provisions for estimated sales returns and the cost of products sold are recorded at the time title transfers to customers. Actual product returns are charged against estimated sales return allowances.

Sales Taxes

Taxes collected from customers and remitted to governmental authorities are presented on a net basis in the Company's statement of operations.

Cash and Cash Equivalents

Cash includes currency, checks issued by others and current deposits held by financial institutions. For financial statement purposes, we consider all highly liquid debt instruments with insignificant interest rate risk and maturity of three months or less when purchased to be cash equivalent.

Accounts Receivable

Trade accounts receivable are presented at face value less allowance for doubtful accounts.  The allowance for doubtful accounts is the Company’s best estimate of probable credit losses in the existing accounts receivable.  The Company determines the allowance based on Company’s historical experience and review of specifically identified accounts and ageing data.  The Company reviews its allowance for doubtful accounts periodically.  Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.

The allowances for doubtful accounts were $11,831 as of September 30, 2009 and December 31, 2008, respectively.

8

AMBICOM ACQUISITION CORP.
NOTES TO INTERIM FINANCIAL STATEMENTS
(Unaudited)

Inventories

Inventories are stated at lower of cost or market.  Cost is computed using weighted average method and net realizable value is determined by deducting applicable selling expenses from selling price.  Market value of inventory  is estimated  based on the impact of market  trends,  an evaluation of economic  conditions  and the value of current orders relating to the future sales of this type of inventory

The Company determines that a certain level of inventory must be carried to maintain an adequate supply of product for customers.  This inventory level may vary based upon orders received from customers or internal forecasts of demand for these products.  Other consideration in determining inventory levels include the stage of products in the product life cycle, design win activity, manufacturing lead times, customer demand, and competitive situations in the marketplace.  Should any of these factors develop other than anticipated, inventory level may be materially affected.

Property and Equipment

Property and equipment, including renewals and betterments, are stated at cost.  Cost of renewals and betterment that extend the economic useful lives of the related assets are capitalized.  Expenditures for ordinary repairs and maintenance are charged to expense as incurred.  Gain or loss on sale or disposition of assets is included in the statement of operations.  Depreciation is calculated using the straight-line method over the following estimated useful lives of the assets: furniture and fixtures –seven years; machinery and equipment –five years; software – five years.

Research and Development Costs

Research and development costs consist primarily of salaries and subcontracting expenses and are expensed as incurred.

Fair Value of Financial Instruments

Generally accepted accounting principles define fair value as the exchange price that would be received for an asset or paid to transfer a liability (i.e., an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Fair value measurements are not adjusted for transaction costs and establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurement) and the lowest priority to unobservable inputs (level 3 measurements).

The three levels of the fair value hierarchy are described below:

Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets.

Level 2 - Significant other observable inputs other than Level 1 prices such as quoted prices in markets that are not active, quoted prices for similar assets, or other inputs that are observable, either directly or indirectly, for substantially the full term of the asset.

Level 3 - Significant unobservable inputs that reflect a reporting entity's own assumptions about the assumptions that market participants would use in pricing an asset or liability.

The fair values of securities available for sale are generally determined by matrix pricing, which is a mathematical technique widely used in the industry to value debt securities without relying exclusively on quoted prices for the specific securities but rather by relying on the securities' relationship to other benchmark quoted securities (Level 2 inputs).

9

AMBICOM ACQUISITION CORP.
NOTES TO INTERIM FINANCIAL STATEMENTS
(Unaudited)

The Company determines the estimated fair value of financial instruments using available market information and valuation methodologies considered to be appropriate.  However, considerable judgment is required in interpreting market data to develop the estimates of fair value. Accordingly, the estimates are not necessarily indicative of the amounts that the Company could realize in a current market exchange.  The use of different market assumptions and/or estimation methodologies could have a significant effect on the estimated fair value amounts.  Carrying amounts of accounts receivable and accounts payable approximate fair value due to the short maturity of these financial instruments.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to credit risk consist of accounts receivable.

The Company provides credit to its customers in the normal course of operations.  It carries out, on a continuing basis, credit checks of its customers, and maintains allowance for credit losses contingent upon management’s forecasts.  Concentration of credit risk arises when a group of customers having similar characteristics such that their ability to meet their obligations is expected to be affected similarly by changes in economic conditions.

As of September 30, 2009, one major customer accounted for about 33.6% of the total accounts receivable.  For the period ended September 30, 2009, the Company had one major customer which accounted for about 28.3% of the total revenue.

Litigation and Settlement Costs

The Company may be involved in legal actions arising in the ordinary course of business.  The Company records an estimated loss for a loss contingency when both of the following conditions are met: (1) information available prior to issuance of the financial statements indicates that it is probable that an asset had been impaired or a liability had been incurred at the date of the financial statements, and (2) the amount of loss can be reasonably estimated.

Income Taxes

The calculation of the Company's tax provision involves the application of complex tax rules and regulations within multiple jurisdictions throughout the world.  The Company's tax liabilities include estimates for all income-related taxes that the Company believes are probable and that can be reasonably estimated.  To the extent that the Company’s estimates are understated, additional charges to the provision for income taxes would be recorded in the period in which the Company determines such understatement. If the Company's income tax estimates are overstated, income tax benefits will be recognized when realized.

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Comprehensive Income

Comprehensive income or loss is defined as a change in equity of a company during a period from transactions and other events and circumstances, excluding transactions resulting from investments by owners and distributions to owners.  The components of total comprehensive income or loss for the periods were consisted of foreign currency translation adjustments.

Reclassifications

Certain reclassifications have been made to the prior year financial statement presentation to correspond to the current period’s format. Total equity and net income are unchanged due to these reclassifications.

10

AMBICOM ACQUISITION CORP.
NOTES TO INTERIM FINANCIAL STATEMENTS
(Unaudited)

Recent Accounting pronouncements

In June 2009, the FASB issued the FASC Accounting Standards Codification (“Codification”) as the single source of authoritative U.S. generally accepted accounting principles (“GAAP”) recognized by FASB to be applied by non-governmental entities.  Rules and interpretive releases of the Securities and Exchange Commission (“SEC”) under authority of the federal securities laws are also sources of authoritative GAAP for SEC registrants.  The Codification is effective for  financial statements issued for interim and annual periods ending after September 15, 2009.  The Company adopted the Codification in the third quarter of 2009, and the adoption did not have any impact on its results of operations or financial position.

Note 3 – Stockholders’ Equity

Preferred Stock

At September 30, 2009, 7,050,000 shares of Series A, $0.001 par value, were issued and outstanding.

At September 30, 2009, the right to receive 2,600,000 shares of Series B, $0.001 par value, in a public company were outstanding.

The  Company had four series of preferred stock issued and outstanding at December 31, 2008.

Common Stock

At September 30, 2009, 20,000,000 shares of common stock, $0.001 par value, were issued and outstanding.

At December 31, 2008, 3,373,833 shares of common stock, no par value, were issued and outstanding.

Note 4 – Related Party Transactions and Gain on Settlement

Shareholder
The Company borrows money from shareholders when operating capital is needed.  Notes payable to shareholders were as follows as of September 30, 2009 and December 31, 2008:

	September 30, 2009	December 31, 2008
Note payable to a shareholder, bearing interest at 10% per annum. The principal and interest is due in March 2010.	$--	$100,000

Note payable to a shareholder, bearing interest at 10% per annum. The principal and interest is due in January 2010.	30,000	30,000
	30,000	130,000

Less: current portion	30,000	130,000

Notes receivable, net of current	$--	$--

11

AMBICOM ACQUISITION CORP.
NOTES TO INTERIM FINANCIAL STATEMENTS
(Unaudited)

Litigation settlement
The Company had an ongoing litigation over accounts receivable and payables with Ambeon Corporation, a related party by virtue of common ownership.  The dispute was settled in favor of the Company in Taiwan in 2008.  The Company agreed to pay a sum of $560,000 and the minimum payments due under the settlement are as follows:

Year ending December 31:

2009	$160,000
2010	130,000
2011	90,000
2012	60,000
2013	35,000

Total	$475,000

As a result of the settlement, the disputed payable balances were decreased in favor of the Company and settlement income of $843,572 was realized in 2008.

Note 5 – Property, Plant and Equipment

Property, plant and equipment consist of the following at September 30, 2009 and December 31, 2008:

	September 30, 2009	December 31, 2008

Machinery and equipment	$20,373	$20,373
Furniture and fixtures	15,468	13,658
Software	357,221	357,221
	393,062	391,252

Accumulated depreciation	(382,087)	(379,907)

Property and equipment, net	$10,975	$11,345

Depreciation expenses for the periods ended September 30, 2009 and December 31, 2008 were $2,180 and $105,105, respectively.

Note 6 – Line of Credit

The Company has an $800,000 line of credit with a bank that matures on January 1, 2010.  Borrowings outstanding from this credit line were $50,000 and $139,000 as of September 30, 2009 and December 31, 2008 and bear interest at the bank’s prime rate plus 0.75%.  This line of credit is collateralized by substantially all of the Company’s assets and is guaranteed by the shareholder.

The Company incurred interest expense of $890 and $12,964 during the period ended September 30, 2009 and December 31, 2008 on this line of credit, respectively.

The loan agreement includes requirements for certain level of financial ratios.

12

AMBICOM ACQUISITION CORP.
NOTES TO INTERIM FINANCIAL STATEMENTS
(Unaudited)

Note 7 - Notes Payable

Notes payable consist of the following at September 30, 2009 and December 31, 2008:

	September 30, 2009	December 31, 2008
Note payable to Ambeon Corporation, a related party by virtue of common ownership, bearing interest at 5% per annum. The principal and interest was due in 2003 but was disputed until settlement in August 2008.	$375,000	$470,000

Note payable to an employee, bearing interest at 10% per annum. The principal and interest is due in September 2010.	100,000	105,000

Note payable to a shareholder, bearing interest at 10% per annum. The principal and interest is due in March 2010.	--	100,000

Note payable to a shareholder, bearing interest at 10% per annum. The principal and interest is due in January 2010.	30,000	30,000
	505,000	705,000

Less: current portion	275,000	395,000

Notes receivable, net of current	$230,000	$310,000

 Following is a summary of principal maturities of notes payable over the next five years:

Years ending December 31,	Amount

2009	$190,000
2010	130,000
2011	90,000
2012	60,000
2013	35,000

Total	$505,000

Note 8 - Income Taxes

Corporate income tax rates applicable to the operations range from 10% to 34%. Net operating losses under the U.S. tax law can be carried forward for 15 to 20 years to offset future taxable income.

The provision for income taxes for the periods ended September 30, 2009 and 2008 are summarized as follows:

	Nine Months Ended September 30,
	2009	2008

Current income tax provision	$800	$800
Deferred income tax expense	--	--

Income tax expense	$800	$800

13

AMBICOM ACQUISITION CORP.
NOTES TO INTERIM FINANCIAL STATEMENTS
(Unaudited)

The Company has deferred tax assets at September 30, 2009 and December 31, 2008 as follows:

	September 30, 2009	December 31, 2008

Net operating loss carryforwards	$3,909,253	$3,855,949
Valuation allowance	(3,909,253)	(3,855,949)

	$--	$--

At September 30, 2009, the Company has recorded a valuation allowance against the net deferred tax assets due to uncertainty of the amount and timing of future taxable income.  The Company has net operating loss carryforwards of approximately $9,808,961 and $9,638,997 for federal income tax purposes as of September 30, 2009 and December 31, 2008, which will begin to expire in 2017.  Also, the Company has net operating loss carryforwards of approximately $6,495,545 and $6,319,914 for California income tax purpose as of September 30, 2009 and December 31, 2008 which will begin to expire in 2013.

Note 9 – Commitments and Contingencies

(a)	Product Warranties:

The Company warrants goods against defects in material and workmanship under normal use. A liability for estimated future costs under product warranties is recorded when products are shipped. Warranty coverage of various lengths and terms is provided to customers depending on standard offerings.  Estimated warranty liabilities are based upon past experience with similar types of products, the technological complexity of certain products, replacement costs and other factors.

(b)	Operating Lease Obligations:

The Company leases its office and warehouse.  The maturity date for the lease is January 2011.  The minimum rental commitments under the lease are as follows:

Years	Amount
2009	$57,750
2010	59,550
2011	5,100
$122,400

The rent expense for the period ending September 30, 2009 and December 31, 2008 were $50,500 and $90,050, respectively.

14